UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019 (November 27, 2019)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 27, 2019, Caesars Entertainment Corporation (the “Company”) and Delaware Trust Company, as trustee (“the Trustee”), entered into a first supplemental indenture, dated as of November 27, 2019 (the “Supplemental Indenture”) to the indenture, dated October 6, 2017 (the “Indenture”), governing the Company’s 5.00% Convertible Senior Notes due 2024 (the “Notes”) pursuant to the Company’s previously announced solicitation of consents (the “Consent Solicitation”) with respect to the proposed amendments (the “Proposed Amendments”) to the Indenture, which expired at 5:00 p.m., New York City time, on November 27, 2019.

The Proposed Amendments relate to the previously announced agreement and plan of merger (the “Merger Agreement”), dated June 24, 2019, by and among the Company, Eldorado Resorts, Inc. and Colt Merger Sub, Inc., pursuant to which, Eldorado Resorts, Inc. will acquire the Company and the Company will become a wholly-owned subsidiary of Eldorado Resorts, Inc. (the “Acquisition”). The Proposed Amendments amend the Indenture to expressly permit the Acquisition and the other transactions contemplated by the Merger Agreement (including the related financing transactions) and, subject to the consummation of the Acquisition, delete the restrictions contained in Sections 4.02 (Reports and Other Information), 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock), 4.04 (Limitation on Restricted Payments), 4.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries) 4.06 (Asset Sales), 4.07 (Transactions with Affiliates), 4.09 (Compliance Certificate), 4.10 (Further Instruments and Acts), 4.12 (Liens), 4.13 (Business Activities), 4.15 (Payments for Consents) and 5.01 (When Issuer may Merge or Transfer Assets) of the Indenture for the purpose of providing additional operating flexibility after the consummation of the Acquisition.

The Supplemental Indenture became effective upon execution thereof, but the Proposed Amendments will not become operative until payment of the applicable consent fee. If the consent fee is not paid pursuant to the Consent Solicitation, the Proposed Amendments will not become operative and be deemed to have been revoked retroactively to the date of the Supplemental Indenture. Upon the Proposed Amendments becoming effective and operative, all the beneficial owners of an interest in the Notes and their respective transferees will be bound by the terms thereof, even if they did not deliver consents to the Proposed Amendments. For the avoidance of doubt, although the Consent Solicitation is not conditioned on the consummation of the Acquisition, the Proposed Amendments will only result in the elimination of the specified covenants upon consummation of the Acquisition.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

On November 27, 2019, the Company issued a press release announcing the expiration of the previously announced Consent Solicitation, the receipt of the requisite consents to approve the Proposed Amendments, and the entry into the Supplemental Indenture in connection therewith. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated November 27, 2019 between Caesars Entertainment Corporation and Delaware Trust Company, as trustee.

99.1	Press Release dated November 27, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2019	CAESARS ENTERTAINMENT CORPORATION

	By:	/s/ Renee Becker
Renee Becker, Vice President and Chief Counsel, Corporate & Securities, Assistant Secretary